Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289669

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 22, 2025)

1,600,000 Common Shares

Pre-Funded Warrants to Purchase up to 3,254,369 Common Shares

3,254,369 Common Shares underlying the Pre-Funded Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to an accredited investor 1,600,000 of our common shares, no par value (the “Shares”) and pre-funded warrants to purchase 3,254,369 common shares (the “Pre-Funded Warrants”), including 3,254,369 of our common shares underlying the Pre-Funded Warrants.

The combined offering price of each Share, together with an accompanying Private Warrant (as defined below) is $2.06. The combined offering price of each Pre-Funded Warrant, together with an accompanying Private Warrant is $2.05999, and the exercise price per underlying share of the Pre-Funded Warrants is $0.00001 per share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of common shares outstanding immediately after giving effect to such exercise. This prospectus supplement also relates to the offering of common shares issuable upon the exercise of such Pre-Funded Warrants. Subject to the limitations described above, the Pre-Funded Warrants may be exercised at any time until exercised in full.

In a concurrent private placement, we are also issuing to the purchaser of the Shares and the Pre-Funded Warrants private placement warrants to purchase up to an aggregate of 4,854,369 common shares (the “Private Warrants”). The Private Warrants are immediately exercisable until the 2-year anniversary of the date of the share purchase agreement that was entered into on the date hereof, and the exercise price per underlying share of the Private Warrants is $2.06. The Private Warrants and the common shares upon the exercise of the Private Warrants (the “Private Warrant Shares”), are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, nor are such Private Warrants or Private Warrant Shares being offered pursuant to such prospectus supplement and accompanying prospectus. The Private Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. The Private Warrants are being sold together with the common shares and Pre-Funded Warrants being sold in this offering, and we will receive additional proceeds from the Private Warrants to the extent such Private Warrants are exercised for cash.

There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We engaged Craig-Hallum Capital Group LLC to act as our exclusive placement agent (the “Placement Agent”), in connection with this offering. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered.

As of June 18, 2026, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was approximately $34,956,003, based on 17,395,734 common shares outstanding as of June 22, 2026, of which 1,928,476 shares were held by affiliates, and a price of $2.26 per share, which was the price at which our common shares were last sold on the Nasdaq on June 18, 2026. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.5 of Form F-3 to offer and sell securities having an aggregate offering price of up to approximately $11,652,001. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Our common shares are listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “WPRT” and on the Toronto Stock Exchange (“TSX”) under the trading symbol “WPRT.” On June 22, 2026, the last reported sale price of our common shares on the Nasdaq was $2.04 per share and on the TSX was C$2.88 per share.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

Investing in our securities involves risks. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$2.06	$2.05999	$9,999,967.60
Placement agent fees(1)	$0.1236	$0.1236	$599,998.06
Proceeds to us, before expenses	$1.9464	$1.9464	$9,399,969.54

__________________________

(1)	Excludes certain out-of-pocket expenses of the Placement Agent which we have agreed to reimburse. See the section captioned “Plan of Distribution” in this prospectus supplement for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about June 23, 2026.

Craig-Hallum

The date of this prospectus supplement is June 22, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information; Incorporation by Reference” on page S-21 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus or any documents incorporated by reference. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Placement Agent have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2025 and our subsequent filings under the Exchange Act which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

In this prospectus supplement, unless the context otherwise indicates, the terms “Westport Fuel Systems,” the “Company,” “we,” “our” and “us” or similar terms refer to Westport Fuel Systems Inc.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement mean United States dollars. References to “C$” in this prospectus supplement means Canadian dollars.

We are a “foreign private issuer” under SEC rules. As such, we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our common shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act.

The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Canada.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our securities. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-4 of this prospectus supplement and the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement.

Overview

We are a technology and innovation company connecting synergistic technologies to power a cleaner tomorrow. As a supplier of alternative fuel, low-emissions transportation technologies, we design, manufacture, and supply advanced components and systems that enable the transition from traditional fuels to alternative energy solutions.

Our technologies support a wide range of alternative fuels - including natural gas, renewable natural gas, and hydrogen – enabling OEMs and commercial transportation industries to meet performance demands, regulatory requirements, and climate targets in a cost-effective way. With decades of expertise and a commitment to engineering excellence, we are helping our partners achieve sustainability goals - without compromising performance or cost-efficiency - making clean, scalable transport solutions a reality.

Our portfolio includes our High-Pressure Controls segment sold under the AFS and GFI brands and a 55% ownership in Cespira, a joint venture with Volvo Group. Our High-Pressure Controls segment designs, develops, and produces components, including pressure regulators, valves, filters, electronic control units ("ECUs") and high-pressure hydrogen components for transportation and industrial applications. We partner with fuel cell, hydrogen engine and alternative fuel engine manufacturers offering versatile solutions that serve a variety of fuel types. Cespira launched in 2024 and is committed to advancing the development and commercialization of Cespira's HPDI™ fuel system, a fully OEM-integrated gaseous fuel system that enables heavy-duty diesel engines to operate with a range of alternative fuels including natural gas, RNG, hydrogen and others without any performance or efficiency compromises relative to the base diesel engine platform. As part of Westport and Cespira's portfolio of solutions, Cespira's LNG HPDI 2.0 fuel system is on the road today and is a complete system offering OEMs the flexibility to differentiate their natural gas product lines easily while also maintaining maximum commonality with their conventional diesel fueled products.

Corporate Information

Our governing corporate statute is the Business Corporations Act (Alberta). Our head office and principal place of business is at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2. Our registered office is at 4500 Bankers Hall East, 855 – 2nd Street S.W., Calgary, Alberta T2P 4K7. Our website address is www.westport.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Common shares offered by us	1,600,000 common shares.

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase 3,254,369 common shares. The exercise price per underlying share of the Pre-Funded Warrants is $0.00001 per share. The Pre-Funded Warrants will be exercisable at any time after the date of issuance thereof, subject to certain limitations. See “Description of the Securities We Are Offering” on page S-14. This prospectus supplement also relates to the offering of our common shares issuable upon exercise of the Pre-Funded Warrants.

Common shares to be outstanding immediately after this offering	22,250,103 shares, assuming the exercise in full of the Pre-Funded Warrants offered herein, and no exercise of the Private Warrants being issued in a concurrent private placement transaction.

Offering price	$2.06 per common share and $2.05999 per Pre-Funded Warrant

Use of proceeds

We estimate the net proceeds from this offering will be approximately $8.9 million, after deducting placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes. Please see “Use of Proceeds” on page S-10.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

Listing	Our common shares are traded on the Nasdaq Global Select Market under the symbol “WPRT” and on the Toronto Stock Exchange under the symbol “WPRT.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on the Nasdaq Global Select Market or on any national securities or other national recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Concurrent private placement of Private Warrants	In a concurrent private placement, we are issuing to the purchasers of our Shares and Pre-Funded Warrants in this offering Private Warrants to purchase 4,854,369 common shares. The exercise price per underlying share of the Private Warrants is $2.06. The Private Warrants are being sold together with the common shares and Pre-Funded Warrants being sold in this offering, and we will receive additional proceeds from the Private Warrants to the extent such Private Warrants are exercised for cash. The Private Warrants and the common shares issuable upon the exercise of the Private Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement Transaction” on page S-16.

S-2

The number of common shares to be outstanding after this offering is based on 17,395,734 of our common shares outstanding as of March 31, 2026, and excludes:

•	290,540 common shares reserved for issuance upon the exercise of performance share units (“PSUs”) outstanding as of March 31, 2026;
•	22,750 common shares reserved for issuance upon the exercise of deferred share units (“DSUs”) outstanding as of March 31, 2026;
•	13,387 common shares reserved for issuance upon the exercise of restricted share units (“RSUs”) outstanding as of March 31, 2026; and
•	157,534 common shares reserved for issuance pursuant to future awards under the Westport Fuel Systems Inc. Omnibus Incentive Plan;

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Private Warrants, no exercise of outstanding options or warrants to purchase common shares, settlement of share units, or issuance of shares reserved for future awards.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2025 as updated by our subsequent filings under the Exchange Act, which are incorporated by reference into this prospectus supplement. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment.

Risks Related to this Offering and our Securities

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

Because the price per share of our common shares being offered is higher than the book value per share of our common shares, you will suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. After giving effect to the sale by us of 1,600,000 common shares at the public offering price of $2.06 per share and Pre-Funded Warrants to purchase 3,254,369 shares of our common shares for $2.06 per share (which equals the $2.05999 per underlying share purchase price, plus the $0.00001 per underlying share exercise price) (including the common shares issuable upon exercise of the Pre-Funded Warrants and resulting proceeds, but excluding any resulting accounting associated with the Pre-Funded Warrants and without giving effect to any exercise of the Private Warrants described elsewhere in this prospectus supplement), less the Placement Agent fees and estimated offering expenses payable by us in each case, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $1.17 per share, representing the difference between the public offering price per share of $2.06 and the as adjusted net tangible book value per share of our common shares of $3.23 as of March 31, 2026. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common shares and Pre-Funded Warrants in the offering.

In addition, we are selling private placement warrants to purchase 4,854,369 common shares (the “Private Warrants”), in a concurrent private placement to the same investor as is purchasing the Shares and the Pre-Funded Warrants, and we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. In the event that the Private Warrants or the other outstanding options or warrants are exercised or settled, or that we make additional issuances of common shares or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, including the investor who purchases Shares and Pre-Funded Warrants in this offering. The price per share at which we sell additional common shares or securities convertible into common shares in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the Shares and Pre-Funded Warrants we sell, as well as our existing shareholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

There is no public market for the Pre-Funded Warrants being sold in this offering or the Private Warrant being sold in a private placement concurrently with this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering or the Private Warrants being offered in the concurrent private placement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants or Private Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and Private Warrants will be limited.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the Pre-Funded Warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

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We have broad discretion to determine how to use the funds raised in this offering and the concurrent private placement, and may use them in ways that may not enhance our operating results or the price of our common shares.

Our management will have broad discretion over the use of proceeds from this offering and the concurrent private placement, and we could spend the proceeds from this offering and the concurrent private placement in ways our shareholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds as described under the heading “Use of Proceeds.” However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering and the concurrent private placement in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline and could have an adverse effect on the market price of our common shares.

Any holder of the Pre-Funded Warrants and Private Warrants will have no rights as a holder of our common shares until such holder exercises its Pre-Funded Warrants and/or Private Warrants and acquires our common shares.

Until the holder of any Pre-Funded Warrants or Private Warrants exercises such Pre-Funded Warrants and/or Private Warrants and acquires our common shares, such holder will have no rights with respect to the common shares underlying such Pre-Funded Warrants or Private Warrants. Upon exercise of such Pre-Funded Warrants or Private Warrants, the holder will be entitled to exercise the rights of a holder of our common shares only as to matters for which the record date occurs after the exercise date.

A significant holder or beneficial holder of our common shares may not be permitted to exercise the Pre-Funded Warrants or Private Warrants that it holds.

A holder of the Pre-Funded Warrants and/or Private Warrants will not be entitled to exercise any portion of the Pre-Funded Warrants or Private Warrants that, upon giving effect to such exercise, would cause the aggregate number of shares of our common shares beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common shares would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) to exceed 9.99% (in the case of the Pre-Funded Warrants or Private Warrants) of the total number of then issued and outstanding common shares, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants or Private Warrants and subject to such holder’s rights under the Pre-Funded Warrants and Private Warrants to increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from such holder to us. As a result, a holder may not be able to exercise its Pre-Funded Warrants or Private Warrants for our common shares at a time when it would be financially beneficial for such holder to do so. In such a circumstance, a holder could seek to sell its Pre-Funded Warrants or Private Warrants to realize value, but it may be unable to do so in the absence of an established trading market.

This offering may cause the trading price of our common shares to decrease.

The price per share, together with the number of Shares and Pre-Funded Warrants we propose to issue and ultimately will issue if this offering is completed and/or the number of our common shares issuable upon exercise of the Private Warrants being sold concurrently herewith, may result in an immediate decrease in the market price of our common shares. This decrease may continue after the completion of this offering.

If we do not file and maintain a current and effective prospectus relating to the common shares issuable upon exercise of the Private Warrants, the holder thereof may exercise the Private Warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the common shares issuable upon exercise of the Private Warrants at the time that holders wish to exercise such warrants, they will be able to exercise such warrants on a “cashless basis”. As a result, the number of common shares that holders will receive upon exercise of the Private Warrants will be fewer than it would have been had such holders exercised their Private Warrants for cash. We have agreed to file a registration statement to register the common shares underlying the Private Warrants (the “Private Warrant Shares”) as soon as practicable (and in any event within 30 calendar days of the closing date of this offering), and use commercially reasonable efforts to cause such registration statement to become effective by the earlier of (a) the 60th calendar day following the initial filing date if the SEC notifies the Company that it will review such registration statement and (b) the fifth business day after the Company is notified by the SEC that such registration statement will not be reviewed and to keep such registration statement effective at all times until the investor holds no Private Warrants or Private Warrant Shares issuable upon exercise thereof. However, we cannot assure you that we will be able to do so. If the Private Warrants are exercised on a “cashless” basis, we will not receive any consideration from such exercises.

S-5

Provisions of the Private Warrant could discourage an acquisition of us by a third party.

Certain provisions of the Private Warrants being sold in a private offering concurrently with this offering could make it more difficult or expensive for a third party to acquire us. The Private Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Private Warrants. Further, the Private Warrants provide that, in the event of “fundamental transaction,” with some exceptions, we or a successor entity will be obligated to, at the option of the holder of such warrant, purchase such warrant from such holder by paying an amount of cash equal to the Black Scholes value (as described in such warrants) of the unexercised portion of the Private Warrant on the date of the consummation of the fundamental transaction. For more information, see “Private Placement Transaction”. These and other provisions of the Private Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our common shares.

There may be future sales of our common shares, which could adversely affect the market price of our common shares and dilute a shareholder’s ownership of common shares.

The exercise of any warrants or options granted to executive officers and other service providers under our equity compensation plans, and any other issuances of our common shares could have an adverse effect on the market price of the shares of our common shares. Other than the restrictions set forth in the section titled “Plan of Distribution,” we are not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive common shares, provided that we are subject to the requirements of the Nasdaq Global Select Market (which generally requires shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding common shares or voting rights representing over 20% of our then outstanding common shares). Sales of a substantial number of our common shares in the public market or the perception that such sales might occur could materially adversely affect the market price of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common shares and dilute their stock holdings in us.

The market price of the common shares may be subject to significant fluctuations in response to variations in our financial results or other factors.

The market price of the common shares may be volatile, which may affect the ability of holders of common shares to sell their common shares at an advantageous price. Market price fluctuations in the common shares may be due to our operating results failing to meet the expectations of securities analysts or investors in any quarter, downward revision in securities analysts' estimates, governmental regulatory action, adverse changes in general market conditions or economic trends, including changes resulting from global geopolitical events, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors, including, without limitation, those set forth under “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many technology companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continuing fluctuations in price will not occur. These factors are ultimately beyond our control and could have a material adverse effect on our financial condition and results of operations.

S-6

Management identifies a material uncertainty regarding our ability to continue as a going concern.

Management continues to identify a material uncertainty that raises substantial doubt about the Company's ability to continue as a going concern. Based on our projected capital expenditures, debt servicing obligations and operating requirements under our current business plan, we anticipate that our cash and cash equivalents will not be sufficient to fund our operations through the next twelve months from the date of our unaudited condensed consolidated financial statements for the three-month period ended March 31, 2026. We may need to raise additional funding in order to continue as a going concern and we cannot provide any assurance that we will be successful in doing so. If we are unable to improve our liquidity position when required, we may not be able to continue as a going concern.

S-7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively referred to as, “forward-looking statements”). When used in such documents, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “project” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this prospectus supplement and the prospectus and the documents incorporated by reference contain forward-looking statements which include, but are not limited to, the expected benefits of hydrogen use in internal combustion engines, the progress, timing and outcomes of on-road testing, integration, and development activities, the timing and likelihood of potential future commercialization and launch of hydrogen-powered heavy-duty trucks, the ability for hydrogen HPDI fuel system technology to support decarbonization objectives and to be classified as a zero-emissions vehicle under applicable standards, the anticipated effect of the offering on our performance, our future market opportunities, our ability to continue our business as a going concern and generate sufficient cash flows to fund operations; and the availability of funding and funding requirements.

Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to several uncertainties and risks, including the risks described in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein and other unforeseen risks. Such risks, uncertainties, factors and assumptions include, without limitation:

•	supply of, demand for and price of lower/zero emission propulsion systems for transportation;

•	actions of government and governmental authorities, including, without limitation, the imposition of tariffs, implementation of emission and fuel consumption standards, the implementation of policies or other measures that promote the supply of and demand for liquified natural gas, renewable natural gas and hydrogen;

•	conditions in the hydrogen and other industries, including fluctuations in the supply, demand and price for hydrogen, including demand for hydrogen in transportation and the implementation of hydrogen fueling infrastructure;

•	market acceptance of our products;

•	the ability to raise additional capital or earn enough revenue to fund operations as a going concern;

•	product development delays and delays in contractual commitments;

•	changing environmental legislation and regulations;

•	the ability to attract and retain business partners;

•	the success of our joint ventures;

•	the success of our business partners and original equipment manufacturers (“OEMs”) with whom we partner;

•	future levels of government funding and incentives;

•	competition from other technologies;

•	price differential between compressed natural gas, liquid natural gas, liquid petroleum gas and hydrogen relative to petroleum-based fuels;

•	limitations on our ability to protect our intellectual property;

S-8

•	various events that could disrupt operations, including cybersecurity attacks;

•	potential claims or disputes in respect of our intellectual property;•limitations in our ability to successfully integrate acquired businesses;

•	limitations in the development of natural gas and hydrogen refueling infrastructure;

•	the ability to provide and access the capital required for research, product development, operations and marketing;

•	there could be unforeseen claims made against us;

•	our international business operations could expose us to regulatory risks or factors beyond our control such as currency exchange rates, changes in governmental policy, including without limitation, those relating to the regulation of rates, tariffs, import/exports, taxes, wages, labour and immigration, trade barriers, trade embargoes, investigation of sanctions relating to corruption of foreign public officials or international sanctions and delays in the development of international markets for our products;

•	volatility in the price of our Common Shares on the TSX and Nasdaq;

•	other risks relating to our Common Shares and debt securities;

•	the consequences to U.S. investors if we are treated as a passive foreign investment company;

•	the risks of operating in China;

•	risk of conflict related to our directors and officers who may currently, or in the future, also serve as directors and/or officers of other public companies that may be involved in the same industry as us; and

•	those other risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

Readers are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions, estimates, analysis and opinions of our management at the time they were provided or made, in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned that the foregoing lists are not exhaustive of all factors and assumptions that may have been used. Although we have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements contained in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein are presented for the purposes of assisting readers in understanding our expected financial and operating performance and our plans and objectives and may not be appropriate for other purposes.

Any forward-looking statement is made only as of the date of this prospectus supplement, the prospectus or the applicable document incorporated by reference herein or therein, unless otherwise indicated in such documents, and represent the views and expectations of our management. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

S-9

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting Placement Agent fees and paying estimated offering expenses payable by us, will be approximately $8.9 million, assuming the exercise in full of the Pre-Funded Warrants and not including any funds we may receive as a result of the exercise of the Private Warrants.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or government securities. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

S-10

DIVIDEND POLICY

We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

S-11

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per Share and/or per underlying share of the Pre-Funded Warrants and the as adjusted net tangible book value per share after giving effect to this offering.

As of March 31, 2026, we had a net tangible book value of $62.9 million, or $3.61 per common share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of common shares outstanding at March 31, 2026, after giving effect to the assumptions set forth below.

After giving effect to the issuance and sale by us of 1,600,000 common shares at a public offering price of $2.06 per share in this offering, and Pre-Funded Warrants to purchase 3,254,369 common shares for $2.06 per share (which equals the $2.05999 purchase price, plus the $0.00001 exercise price) (including the common shares issuable upon exercise of the Pre-Funded Warrants and resulting proceeds, but excluding any resulting accounting associated with the Pre-Funded Warrants and without giving effect to any exercise of the Private Warrants described elsewhere in this prospectus supplement), less the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $71.8 million, or approximately $3.23 per share. This amount represents an immediate decrease in net tangible book value of $0.38 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.17 per share to new investors purchasing common shares in this offering.

All calculations of dilution in this prospectus supplement assume the sale of all of the shares and Pre-Funded Warrants offered in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share of common shares (or Pre-Funded Warrant share, plus the exercise price of the Pre-Funded Warrant		$2.06
Net tangible book value per share as of March 31, 2026	$3.61
Decrease in net tangible book value per share attributable to new investors purchasing Shares and Pre-Funded Warrants in this offering	$(0.38)
As adjusted net tangible book value per share after this offering (including the common shares issuable upon exercise of the Pre-Funded Warrants and resulting proceeds, but excluding any resulting accounting associated with the Pre-Funded Warrants and without giving effect to any exercise of the Private Warrants described elsewhere in this prospectus supplement)		$3.23
Dilution per share to new investors participating in this offering		$1.17

The number of common shares to be outstanding after this offering is based on 17,395,734 of our common shares outstanding as of March 31, 2026, and excludes:

•	290,540 common shares reserved for issuance upon the exercise of PSUs outstanding as of March 31, 2026;

•	22,750 common shares reserved for issuance upon the exercise of DSUs outstanding as of March 31, 2026;

•	13,387 common shares reserved for issuance upon the exercise of RSUs outstanding as of March 31, 2026; and

•	157,534 common shares reserved for issuance pursuant to future awards under the Westport Fuel Systems Inc. Omnibus Incentive Plan;

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Private Warrants, no exercise of outstanding options or warrants to purchase common shares, settlement of share units, or issuance of shares reserved for future awards.

S-12

To the extent that outstanding options or warrants are exercised, share units are settled, or we issue shares pursuant to our equity incentive plan, you may experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our securityholders. To the extent that we issue additional common shares under our equity incentive plans, through the establishment of an at-the-market program, or upon the exercise of options, there will be further dilution to investors in this offering.

S-13

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering through this prospectus supplement and the accompanying prospectus (i) 1,600,000 common shares, and (ii) Pre-Funded Warrants to purchase up to 3,254,369 of our common shares, including the 3,254,369 common shares underlying the Pre-Funded Warrants. We are also registering the common shares issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

Common Shares

The material terms and provisions of our common shares and each other class of our securities that qualifies or limits our common shares are described under the caption “Description of Common Shares” starting on page 10 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which will be filed with the SEC as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrant offered hereby will have an initial exercise price of $0.00001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price.

Exercisability

The Pre-Funded Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would beneficially own more than 9.99% of the outstanding common shares immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99%.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in its sole discretion, instead elect, to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Pre-Funded Warrants. No fractional common shares will be issued in connection with the exercise of the Pre-Funded Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

S-14

Transferability

Subject to applicable laws, each Pre-Funded Warrant may be transferred at the option of the holder upon surrender of such Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of common shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise the Pre-Funded Warrants.

S-15

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of common shares and Pre-Funded Warrants in this offering, we will issue to the investor in this offering private placement warrants, or Private Warrants, to purchase up to an aggregate of 4,854,369 common shares at an exercise price equal to $2.06 per share (subject to standard adjustments for stock splits, stock dividend, rights offerings and pro rata distributions). The Private Warrants are being sold together with the Shares and Pre-Funded Warrants being sold in this offering, and we will receive additional proceeds from the Private Warrants to the extent such Private Warrants are exercised for cash.

The Private Warrants and the common shares issuable upon the exercise of such Private Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and instead are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the purchasers may only sell common shares issued upon exercise of the Private Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the Private Warrants, which will be filed with the SEC as an exhibit to a Report on Form 6-K in connection with the concurrent private placement and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Private Warrants for a complete description of the terms and conditions of the Private Warrants.

Duration, Exercise Price and Anti-Dilutive Rights

The Private Warrants have an exercise price of $2.06 per share and will be immediately exercisable. The Private Warrants will expire on June 23, 2028, the second anniversary of the date on which the Private Warrants will be issued and become exercisable. The Private Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.

Exercisability

The Private Warrants will be immediately exercisable, at the option of each holder and until the expiration date, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation

A holder (together with its affiliates) may not exercise any portion of the Private Warrants to the extent that the holder would beneficially own more than 9.99% of the outstanding common shares immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99%.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in the event the shares underlying the Private Warrants, or the Private Warrant Shares, are not registered under the Securities Act, elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Private Warrants. No fractional common shares will be issued in connection with the exercise of a Private Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

S-16

Fundamental Transaction

In the event of a fundamental transaction, as described in the Private Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the Private Warrant will be entitled to receive upon exercise of the Private Warrant the kind and amount of securities, cash or other property that the holders would have received had they exercised the Private Warrant immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, with some exceptions, we or a successor entity will be obligated to, at the option of the holder of such warrant, purchase such warrant from such holder by paying an amount of cash equal to the Black Scholes value (as described in such warrants) of the unexercised portion of the Private Warrant on the date of the consummation of the fundamental transaction.

Transferability

Subject to applicable laws, a Private Warrant may be transferred at the option of the holder upon surrender of the Private Warrant to us together with the appropriate instruments of transfer.

Resale/Registration Rights

Under the purchase agreement pursuant to which the Private Warrant was sold, or the Purchase Agreement, we agreed that as soon as practicable (and in any event within 30 calendar days of the closing date of this offering), we would file a registration statement on Form F-1 or Form F-3 (the “Re-Sale Registration Statement”), providing for the resale of the common shares issuable upon exercise of the Private Warrants, use commercially reasonable efforts to cause such registration statement to become effective by the earlier of (a) the 60th calendar day following the initial filing date if the SEC notifies the Company that it will review such registration statement and (b) the fifth business day after the Company is notified by the SEC that such registration statement will not be reviewed and to keep such registration statement effective at all times until the investor holds no Private Warrants or Private Warrant Shares issuable upon exercise thereof.

Exchange Listing

We do not intend to list the Private Warrants on any securities exchange or nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Private Warrants or by virtue of such holder’s ownership of common shares, the holders of the Private Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise the Private Warrants.

S-17

PLAN OF DISTRIBUTION

We have engaged Craig-Hallum Capital Group LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a best-efforts basis. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of the securities offered pursuant to this prospectus supplement.

The Placement Agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We have agreed to indemnify the Placement Agent against specified liabilities and to contribute to payments the Placement Agent may be required to make in respect thereof.

Pursuant to the terms of the securities purchase agreement, from the date of the securities purchase agreement until 60 days after the closing date of this offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or common shares equivalents or file any registration statement or any amendment or supplement thereto, subject to certain exceptions set forth in the securities purchase agreement.

In addition, we have also agreed with the purchasers of our common shares, subject to certain exceptions, from the date of the securities purchase agreement until 60 days after the closing date of this offering, that we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement.

Each of our directors and executive officers have agreed to be subject to a lock-up period of 60 days following the date of the closing date of this offering, subject to certain exceptions

Fees and Expenses

We have agreed to pay the Placement Agent a placement agent fee equal to 6.0% of the aggregate purchase price of the securities sold in this offering. The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Per Pre-Funded Warrant	Total
Offering price	$2.06	$2.05999	$9,999,967.60
Placement agent fees(1)	$0.1236	$0.1236	$599,998.06
Proceeds to us, before expenses	$1.9464	$1.9464	$9,399,969.54

(1) We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering, discussed below. In addition, in connection with any future exercise of the Private Warrants, we have agreed to pay the Placement Agent a cash fee equal to 3.0% of the aggregate gross exercise price paid in cash with respect to the exercise of such Private Warrants.

We have also agreed to reimburse the Placement Agent up to $100,000 for its accountable expenses incurred in connection with the performance of its services under the engagement letter, excluding expenses related to blue sky compliance and FINRA filings. We estimate that the total expenses of the offering payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $0.5 million.

S-18

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

This prospectus supplement and accompanying prospectuses may be made available in electronic format on websites or via email or through other online services maintained by us and/or the placement agent. Other than this prospectus supplement and the accompanying prospectuses in electronic format, the information on our and/or the placement agent’s websites and any information contained in any other websites maintained by our and/or the placement agent is not part of this prospectus supplement, accompanying prospectuses, or the registration statements of which this prospectus supplement and accompanying prospectuses form a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement with the placement agent nor the securities purchase agreement. See “Where You Can Find More Information.”

Price Stabilization, Short Positions

No person has been authorized by us to engage in any form of price stabilization in connection with this offering.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own accounts or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Shares is Computershare Trust Company of Canada at its principal offices in Vancouver, British Columbia, Calgary, Alberta and Toronto, Ontario. Our U.S. transfer agent is Computershare Trust Company, N.A. 350 Indiana Street, Suite 750, Golden, CO 80401

Listing

Our common shares are listed on the Nasdaq under the symbol “WPRT” and on the TSX under the trading symbol “WPRT.”

S-19

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2026 on an actual basis and on an as adjusted basis to give effect to the issuance and sale by us of 1,600,000 common shares at a public offering price of $2.06 per share in this offering, and Pre-Funded Warrants to purchase 3,254,369 common shares for $2.06 per share (which equals the $2.05999 per underlying share purchase price, plus the $0.00001 per underlying share exercise price), after deducting Placement Agent fees and estimated offering expenses payable by us. The following table is based on our unaudited condensed consolidated interim balance sheet as at March 31, 2026 and should be read in conjunction with other information included in the documents incorporated by reference in this prospectus supplement.

	As of March 31, 2026
	Actual	As Adjusted
	US$ amounts in millions
Cash and cash equivalents (including restricted cash)	$24.5	$33.4
Liabilities:
Accounts payable and accrued liabilities	15.9	15.9
Long-term debt with Export Development Canada	1.9	1.9
Other liabilities	4.3	4.3
Total Liabilities	22.2	22.2
Shareholders’ Equity
Common shares	1,247.1	1,250.4
Other equity instruments	8.8	8.8
Additional paid in capital	11.5	18.2
Accumulated deficit	(1,163.6)	(1,163.6)
Accumulated other comprehensive loss	(40.9)	(40.9)
Total Shareholders’ equity	62.9	72.9
Total Capitalization	109.6	128.5

S-20

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations regarding the purchase, ownership or disposition of the Pre-Funded Warrants. This discussion is a supplement to, and is intended to be read together with, the discussion appearing under the caption “Taxation—U.S. Federal Income Tax Considerations” in our Annual Report on Form 20-F for the year ended December 31, 2025 as updated by our subsequent filings under the Exchange Act, which are incorporated by reference into this prospectus supplement. Prospective investors should carefully review this discussion and the discussion under the caption “Taxation—U.S. Federal Income Tax Considerations” in our Annual Report on Form 20-F for the year ended December 31, 2025 before acquiring any Pre-Funded Warrants pursuant to this prospectus supplement and the accompanying prospectus.

Each capitalized term used but not defined in this “Supplemental Federal Income Tax Considerations” section has the meaning ascribed thereto in our Annual Report on Form 20-F for the year ended December 31, 2025.

Pre-Funded Warrants

Although it is not entirely free from doubt, the Pre-Funded Warrants should be treated as our Common Shares for U.S. federal income tax purposes, and a holder of the Pre-Funded Warrants should generally be taxed in the same manner as a holder of such Common Shares, as described below. Accordingly, no gain or loss should be recognized (other than with respect to any cash paid in lieu of a fractional share) upon the exercise of the Pre-Funded Warrants and, upon exercise, the holding period of the Pre-Funded Warrants should carry over to the Common Shares received. Similarly, the tax basis of the Pre-Funded Warrants should carry over to the Common Shares received upon exercise, increased by the exercise price per share of our Common Shares.

Our characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire our Common Shares. In that case, the amount and character of your gain or loss with respect to an investment in the Pre-Funded Warrants could be materially different from the discussion set forth below. Accordingly, each holder should consult such holder’s tax advisor regarding the risks associated with the acquisition of the Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The remainder of this discussion assumes that the Pre-Funded Warrants are treated as our Common Shares for U.S. federal income tax purposes. Accordingly, references to “Common Shares” under the caption “Taxation—U.S. Federal Income Tax Considerations” in our Annual Report on Form 20-F for the year ended December 31, 2025 generally include the Pre-Funded Warrants.

Constructive Distributions on Pre-Funded Warrants.

A U.S. Holder of Pre-Funded Warrants may, in some circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the exercise price or number of shares of Common Shares issuable upon exercise of such Pre-Funded Warrants. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments or the non-occurrence of an adjustment to Pre-Funded Warrants.

Prospective investors in the Pre-Funded Warrants should consult their tax advisors regarding the U.S. federal income and other tax consequences to them of the acquisition, ownership and disposition of the Pre-Funded Warrants offered by this prospectus supplement and the accompanying prospectus.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP. Faegre Drinker Biddle & Reath LLP, is counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Westport Fuel Systems as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP have confirmed with respect to us that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to us under all relevant U.S. professional and regulatory standards.

S-22

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports and other information with the SEC. The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Our website address is www.westport.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 23, 2026;

•	our Current Reports on Form 6-K, filed with the SEC on January 2, 2026 (with respect to the first paragraph of Exhibit 99.1 thereto), February 4, 2026 (with respect to the first paragraph of Exhibit 99.1 thereto), March 27, 2026, April 2, 2026 (with respect to the first, third, fourth and fifth paragraphs of Exhibit 99.1 thereto), April 16, 2026, May 14, 2026 (with respect to our condensed consolidated financial statements for the three months period ended March 31, 2026 and the management’s discussion and analysis for the period ended March 31, 2026), May 21, 2026, June 4, 2026 (with respect to Exhibit 99.1 thereto) and June 18, 2026; and

•	the description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on August 11, 2008, and including any amendment or report filed with the SEC of the purpose of updating the description, including Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 23, 2026.

S-23

We are also incorporating by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or any accompanying prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Westport Fuel Systems Inc.

1691 West 75th Avenue

Vancouver, British Columbia V6P 6P2

Telephone: (604) 718-2046

S-24

PROSPECTUS
U.S. $100,000,000
Common Shares
Preferred Shares
Subscription Receipts
Warrants
Debt Securities
Units
We may offer and sell, from time to time during the period that this registration statement (including any amendments hereto) remains effective, up to U.S. $100,000,000 (or the equivalent in other currencies or currency units based on the applicable exchange rate at the time of the offering) aggregate initial offering price or principal amount, as applicable, of our common shares ("Common Shares"), preferred shares ("Preferred Shares"), subscription receipts ("Subscription Receipts"), warrants to purchase Common Shares ("Warrants"), senior or subordinated debt securities ("Debt Securities"), and/or units comprised of one or more of the other securities described in this prospectus in any combination, ("Units" and, together with the Common Shares, Preferred Shares, Subscription Receipts, Debt Securities and Warrants, the "Securities"). This prospectus provides you with a general description of the Securities.
Each time we offer and sell Securities, we will provide a prospectus supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the Securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our Securities.
We may offer and sell the Securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continued or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No Securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such Securities.
As of August 14, 2025, the aggregate market value of our outstanding Common Shares held by non-affiliates, or public float, was approximately U.S. $45,501,269, based on 17,351,005 Common Shares, of which 1,926,846 shares were held by affiliates, and a price of U.S. $2.95 per share, which was the price at which our Common Stock were last sold on the Nasdaq Global Select Market on August 14, 2025. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below U.S.$75 million.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 15 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our issued and outstanding Common Shares are listed for trading on the Toronto Stock Exchange ("TSX") under the trading symbol "WPRT" and on the Nasdaq Global Select Market ("Nasdaq") under the trading symbol "WPRT". On August 14, 2025, the last trading day prior to the date of this prospectus, the closing price of the Common Shares on the TSX was Cdn. $4.05 per Common Share and the closing price of the Common Shares on Nasdaq was U.S. $2.95 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the Securities covered by the prospectus supplement on Nasdaq or any other Securities market or other securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 22, 2025.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell Securities from time to time and in one or more offerings up to a total dollar amount of U.S. $100,000,000 as described in this prospectus. Each time that we offer and sell Securities, we will provide a prospectus supplement to this prospectus that contains specific information about the Securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any Securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Westport Fuel Systems,” “we,” “our,” “us” and the “Corporation” in this prospectus, we mean Westport Fuel Systems Inc. , together with our direct and indirect wholly owned subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of Securities.
We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents that are incorporated by reference herein and therein may contain forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively referred to as, “forward-looking statements”). When used in such documents, the words "may", "would", "could", "will", "intend", "plan", "anticipate", "believe", "estimate", "expect", "project" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements which include, but are not limited to, the filing of one or more prospectus supplement(s); our ability to successfully realize the benefits of the divestiture of our Light-Duty business, including, potential earn-out payments; the long-term replacement of fossil fuels with low/zero emissions propulsion systems for transportation; the future supply of, demand for and cost of hydrogen; the global demand for our products; the future of our development programs (including those relating to the HPDITM fuel system and hydrogen mobility); the future success of our business and technology strategies; our future market opportunities; our ability to continue our business as a going concern and generate sufficient cash flows to fund operations; the availability of funding and funding requirements; and our ability to bolster our balance sheet, fund organic growth as well as opportunistic bolt on acquisitions.

Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to several uncertainties and risks, including the risks described in this prospectus, any prospectus supplement and in the documents incorporated by reference into this prospectus and other unforeseen risks. Such risks, uncertainties, factors and assumptions include, without limitation:

•supply of, demand for and price of lower/zero emission propulsion systems for transportation;
•actions of government and governmental authorities, including, without limitation, the imposition of tariffs, implementation of emission and fuel consumption standards, the implementation of policies or other measures that promote the supply of and demand for liquified natural gas, renewable natural gas and hydrogen;
•conditions in the hydrogen and other industries, including fluctuations in the supply, demand and price for hydrogen, including demand for hydrogen in transportation and the implementation of hydrogen fueling infrastructure;
•market acceptance of our products;
•the ability to raise additional capital or earn enough revenue to fund operations as a going concern;
•product development delays and delays in contractual commitments;
•changing environmental legislation and regulations;
•the ability to attract and retain business partners;
•the success of our joint ventures;
•the success of our business partners and original equipment manufacturers ("OEMs") with whom we partner;
•future levels of government funding and incentives;
•competition from other technologies;
•price differential between compressed natural gas, liquid natural gas, liquid petroleum gas and hydrogen relative to petroleum-based fuels;
•limitations on our ability to protect our intellectual property;
•various events that could disrupt operations, including cybersecurity attacks;
•potential claims or disputes in respect of our intellectual property;
•limitations in our ability to successfully integrate acquired businesses;

•limitations in the development of natural gas and hydrogen refueling infrastructure;
•the ability to provide and access the capital required for research, product development, operations and marketing;
•there could be unforeseen claims made against us;
•our international business operations could expose us to regulatory risks or factors beyond our control such as currency exchange rates, changes in governmental policy, including without limitation, those relating to the regulation of rates, tariffs, import/exports, taxes, wages, labour and immigration, trade barriers, trade embargoes, investigation of sanctions relating to corruption of foreign public officials or international sanctions and delays in the development of international markets for our products;
•other risks relating to our Common Shares and Debt Securities;
•risk of conflict related to directors and officers of Westport Fuel Systems who may currently, or in the future, also serve as directors and/or officers of other public companies that may be involved in the same industry as Westport Fuel Systems; and
•those other risks discussed under the heading "Risk Factors" in this prospectus.
Any forward-looking statement is made only as of the date of this prospectus or the applicable document incorporated by reference into this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after we distribute this prospectus, except as otherwise required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
Our website address is www.westport.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered Securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 40-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025;
•Our Current Reports on Form 6-K, filed with the SEC on March 31, 2025 (with respect to our audited consolidated financial statements for the year ended December 31, 2024 and the management’s discussion and analysis for the year ended December 31, 2024), April 4, 2025, April 10, 2025, May 1, 2025, May 13, 2025 (with respect to our condensed consolidated financial statements for the three months period ended March 31, 2025 and the management’s discussion and analysis for the period ended March 31, 2025) and August 11, 2025 (with respect to our condensed consolidated financial statements for the three and six month period ended June 30, 2025 and the management’s discussion and analysis for the period ended June 30, 2025);
In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
WESTPORT FUEL SYSTEMS INC.
1691 WEST 75TH AVENUE,
VANCOUVER, BRITISH COLUMBIA V6P 6P2
TELEPHONE: (604) 718-2046

ENFORCEMENT OF CIVIL LIABILITIES
We are a corporation existing under the Business Corporations Act (Alberta). A number of our officers and directors and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States.

We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.

We have been advised by our Canadian counsel that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

THE COMPANY
Westport Fuel Systems is a technology and innovation company connecting synergistic technologies to power a cleaner tomorrow. As a supplier of alternative fuel, low-emissions transportation technologies, we design, manufacture, and supply advanced components and systems that enable the transition from traditional fuels to cleaner energy solutions for heavy-duty commercial vehicles and other on- and off-road applications.
Our technologies support a wide range of clean fuels – including liquified natural gas ("LNG"), compressed natural gas, renewable natural gas ("RNG") and hydrogen ("H2") – empowering OEMs and commercial transportation industries to meet performance demands, regulatory requirements and climate targets in a cost-effective way. With decades of expertise and a commitment to engineering excellence, Westport Fuel Systems is helping its partners achieve sustainability goals – without compromising performance or cost efficiency – making clean, scalable transport solutions a reality.
Our portfolio includes our High-Pressure Controls & Systems segment sold under the GFI brand and a 55% ownership in Cespira, a joint venture with Volvo Group ("Volvo"). Our High-Pressure Controls and Systems segment designs, develops, and produces components for transportation and industrial applications. We partner with fuel cell, hydrogen engine and alternative fuel engine manufacturers offering versatile solutions that serve a variety of fuel types include pressure regulators, electronic control units, valves and filters, and high-pressure H2 components. Cespira launched in 2024 and is committed to advancing the development and commercialization of the HPDITM fuel system, a fully OEM-integrated gaseous fuel systems that enables heavy-duty diesel engines to operate with a range of clean-burning fuels including natural gas, RNG, H2 and other alternative fuels without performance or efficiency compromises relative to the base diesel engine platform. As part of Westport Fuel Systems’ and Cespira’s portfolio of solutions, Cespira’s LNG HPDI 2.0 fuel system is on the road today and is a complete system offering OEMs the flexibility to differentiate their natural gas product lines easily while also maintaining maximum commonality with their conventional diesel fueled products.
Headquartered in Vancouver, British Columbia, Canada, with operations in Europe, Asia, and North America, we serve OEMs, Tier 1 and Tier 2 OEM suppliers globally.
On July 29, 2025, the Corporation announced the closing of the sale of its interest in Westport Fuel Systems Italia S.r.l. ("WFS Italia") to Green Day Holding B.V. (the "Purchaser"), a wholly-owned investment vehicle of Heliaca Investments Coöperatief U.A. ("Heliaca Investments"), a Netherlands based investment firm supported by Ramphastos Investments Management B.V. a prominent Dutch venture capital and private equity firm. Westport Fuel Systems Italy S.r.l. ("WFS Italy"), a subsidiary of Westport Fuel Systems, sold all of the issued and outstanding shares of WFS Italia which includes Westport's Light-Duty business (the "Transaction") to the Purchaser for a base purchase price of U.S. $79.5 million (€67.7 million), subject to certain adjustments, and potential earnouts of up to an estimated additional U.S. $3.9 million (€3.3 million) if certain conditions are achieved.
Our governing corporate statute is the Business Corporations Act (Alberta). Our head office and principal place of business is at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2. Our registered office is at 4500 Bankers Hall East, 855 – 2nd Street S.W., Calgary, Alberta T2P 4K7.

RISK FACTORS
Investment in any Securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our Securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 40-F and in any subsequently filed reports on Form 6-K and annual reports on Form 20-F or Form 40-F, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered Securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Securities to decline, resulting in a loss of all or part of your investment. For further details, see the section entitled “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and debt capitalization of the Corporation, on a consolidated basis, since December 31, 2024 to the date of this prospectus, except with respect to the long-term debt agreements held by WFS Italia. Pursuant to the Transaction (see "The Company"), the Corporation sold all of its interest in WFS Italia on July 29, 2025, therefore, WFS Italia’s long-term debt no longer forms part of the consolidated debt capitalization of the Corporation as of the date of this Prospectus. As at June 30, 2025, the balance of WFS Italia’s long-term debt was U.S. $24.2 million.
USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement relating to an offering of Securities, we expect to use the net proceeds we receive from the sale of Securities to finance future growth opportunities including acquisitions and investments, to finance our capital expenditures, to reduce our outstanding indebtedness, for working capital purposes or for general corporate purposes, as will be further described in one or more prospectus supplements. All prospectus supplements under this prospectus will include reasonable detail of the use of proceeds from any offering of Securities hereunder. The amount of net proceeds to be used for each of the principal purposes will be described in the applicable prospectus supplement. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents will be paid out of our general funds. From time to time, we may issue debt securities or incur additional indebtedness other than through the issue of Securities pursuant to this prospectus. More detailed information regarding anticipated expenses associated with any underwriter, broker, dealer manager or similar securities industry professionals in respect of any sales by us or a selling securityholder will be described in any applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares of which, as at the date hereof, 17,351,005 Common Shares and no Preferred Shares are issued and outstanding.
DESCRIPTION OF COMMON SHARES
The following description of our Common Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with this Registration Statement, and are available for review at https://www.sec.gov.
We are authorized to issue an unlimited number of Common Shares. Each Common Share entitles the holder to: (i) one vote per share held at meetings of shareholders; (ii) receive such dividends as declared by us, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Shares and our credit facilities; and (iii) receive our remaining property and assets upon dissolution or winding up. Our Common Shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.
In the event of our merger or consolidation with or into another entity, in connection with which our Common Shares are converted into or exchanged for shares or other securities of another entity or property (including cash), all holders of our Common Shares will thereafter be entitled to receive the same kind and number of securities or kind of property (including cash). Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Shares having liquidation preferences, if any, the holders of our Common Shares will be entitled to receive pro rata our remaining assets available for distribution.
Our transfer agent and registrar for our Common Shares is Computershare Trust Company of Canada at its principal offices in Vancouver, British Columbia, Calgary, Alberta and Toronto, Ontario. Our U.S. transfer agent is Computershare Trust Company, N.A. 350 Indiana Street, Suite 750, Golden, CO 80401.
DESCRIPTION OF PREFERRED SHARES
The following description of our Preferred Shares is a summary only and is qualified in its entirety by reference to our articles of incorporation, which have been filed with this Registration Statement, and are available for review at https://www.sec.gov.
We are authorized to issue an unlimited number of Preferred Shares issuable in series with no par value, none of which are currently outstanding. Our board of directors has the authority to determine, with respect to any series of Preferred Shares, the rights, privileges, restrictions and conditions of that series, including:
•the designation of the series;
•the number of shares of the series, which our board may, except where otherwise provided in the provisions applicable to such series, increase or decrease, but not below the number of shares then outstanding;
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;

•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares, the holders of our Preferred Shares shall have no right to receive notice of or to be present at or vote either in person, or by proxy, at any of our general meetings by virtue of or in respect of their holding of Preferred Shares.
Subject to any rights, privileges, restrictions and conditions that may have been determined by the directors to apply to any series of Preferred Shares or any restrictions in any of our debt agreements, the directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends.
On our winding-up, liquidation or dissolution or upon the happening of any other event giving rise to a distribution of our assets other than by way of dividend amongst our shareholders for the purposes of winding-up its affairs, subject to any rights, privileges, restrictions and conditions that may have been determined by the board of directors to attach to any series of Preferred Shares, the holders of all Common Shares and Preferred Shares shall be entitled to participate pari passu.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following description of the terms of Subscription Receipts sets forth certain general terms and provisions of Subscription Receipts in respect of which a prospectus supplement may be filed. The particular terms and provisions of Subscription Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Subscription Receipts.
Subscription Receipts may be offered separately or in combination with one or more other Securities. The Subscription Receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by us with the SEC after it has been entered into by us and will be available electronically at https://www.sec.gov.
Pursuant to the subscription receipt agreement, original purchasers of Subscription Receipts may have a contractual right of rescission against Westport Fuel Systems, following the issuance of the underlying Common Shares or other securities to such purchasers upon the surrender or deemed surrender of the Subscription Receipts, to receive the amount paid for the Subscription Receipts in the event that this prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Subscription Receipts.

The description of general terms and provisions of Subscription Receipts described in any prospectus supplement will include, where applicable:
•the number of Subscription Receipts offered;
•the price at which the Subscription Receipts will be offered;
•if other than Canadian dollars, the currency or currency unit in which the Subscription Receipts are denominated;
•the procedures for the exchange of the Subscription Receipts into Common Shares or other securities;
•the number of Common Shares or other securities that may be obtained upon exercise of each Subscription Receipt;
•the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;
•the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•the material tax consequences of owning the Subscription Receipts; and
•any other material terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.
We reserve the right to set forth in a prospectus supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such Subscription Receipts.
DESCRIPTION OF WARRANTS
The following description of the terms of Warrants sets forth certain general terms and provisions of Warrants in respect of which a prospectus supplement may be filed. The particular terms and provisions of Warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Warrants.
Warrants may be offered separately or in combination with one or more other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of the warrant agreement will be filed by us with the applicable securities commission or similar regulatory authorities after it has been entered into by us and will be available electronically at https://www.sec.gov.
Pursuant to the warrant agreement, original purchasers of Warrants may have a contractual right of rescission against Westport Fuel Systems, following the issuance of the underlying Common Shares or other securities to such purchasers upon the exercise or deemed exercise of the Warrants, to receive the amount paid for the Warrants and the amount paid upon exercise of the Warrants in the event that this prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of Warrants.

The description of general terms and provisions of Warrants described in any prospectus supplement will include, where applicable:
•the designation and aggregate number of Warrants offered;
•the price at which the Warrants will be offered;
•if other than Canadian dollars, the currency or currency unit in which the Warrants are denominated;
•the designation and terms of the Common Shares that may be acquired upon exercise of the Warrants;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Warrant;
•the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
•the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;
•the minimum or maximum amount, if any, of Warrants that may be exercised at any one time;
•whether the Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and
•any other material terms, conditions and rights (or limitations on such rights) of the Warrants.
We reserve the right to set forth in a prospectus supplement specific terms of the Warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such Warrants.
DESCRIPTION OF DEBT SECURITIES
The following description of the terms of Debt Securities sets forth certain general terms and provisions of Debt Securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of Debt Securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Debt Securities. Debt Securities may be offered separately or in combination with one or more other Securities. We may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this prospectus.
Debt Securities will be issued under one or more indentures (each, an "Indenture"), in each case between Westport Fuel Systems and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a "Trustee").
The following description sets forth certain general terms and provisions of Debt Securities. The description is not, however, exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Indenture. Accordingly, reference should also be made to the applicable Indenture, a copy of which will be filed by us with applicable provincial securities commissions or similar regulatory authorities in Canada after it has been entered into and before the issue of any Debt Securities thereunder, and will be available electronically at https://www.sec.gov.
The Debt Securities may be issued from time to time in one or more series. We may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Indenture, a series of Debt Securities may be reopened for issuance of additional Debt Securities of that series.
The Debt Securities will be direct secured or unsecured obligations of Westport Fuel Systems, and will constitute senior or subordinated indebtedness of Westport Fuel Systems as described in the applicable prospectus supplement. If the Debt Securities are unsecured senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of Westport Fuel Systems from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of Westport Fuel Systems as described in the applicable prospectus supplement and their ranking with respect to other subordinated indebtedness of Westport Fuel Systems from time to time outstanding will be as described in the applicable prospectus supplement. We reserve the right to specify in a prospectus supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.
The particular terms and provisions of each issue of Debt Securities will be described in the applicable prospectus supplement. This description will include, as applicable:
•the designation, aggregate principal amount and authorized denominations of the Debt Securities;
•any limit upon the aggregate principal amount of the Debt Securities;
•the currency for which the Debt Securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);
•the offering price of the Debt Securities and percentage of the principal amount at which they will be issued;
•the date(s) on which the Debt Securities will be issued and delivered;
•the date(s) on which the Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);
•the rate(s) per annum (either fixed or floating) at which the Debt Securities will bear interest (if any) and, if floating, the method of determining such rate(s);
•the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);
•any security or guarantees given in respect of the Debt Securities;
•the ranking of the Debt Securities and if applicable, their subordination to other indebtedness of Westport Fuel Systems;
•the identity of the Trustee under the applicable Indenture pursuant to which the Debt Securities are to be issued;
•any redemption terms, or terms under which the Debt Securities may be defeased prior to maturity;
•any repayment or sinking fund provisions;

•events of default and covenants in respect of the Debt Securities;
•whether the Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;
•whether the Debt Securities may be converted or exchanged for other securities of Westport Fuel Systems or any other entity;
•if applicable, our ability to satisfy all or a portion of any redemption of the Debt Securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of securities of Westport Fuel Systems or of any other entity, and any restrictions on the persons to whom such securities may be issued;
•provisions governing amendments to the Indenture; and
•any other material terms, conditions or other provisions applicable to the Debt Securities, including, without limitation, transferability, adjustment terms and whether the subscription receipts will be listed on an exchange.
We reserve the right to include in a prospectus supplement specific terms and provisions pertaining to the Debt Securities in respect of which the prospectus supplement is filed that are not within the variables and parameters set forth in this prospectus. To the extent that any terms or provisions or other information pertaining to the Debt Securities described in a prospectus supplement differ from any of the terms or provisions or other information described in this prospectus, the description set forth in this prospectus shall be deemed to have been superseded by the description set forth in the prospectus supplement with respect to those Debt Securities.
DESCRIPTION OF UNITS
We may issue Units comprised of one or more of the other Securities described in this prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of Units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Units.
The particular terms of each issue of Units will be described in the related prospectus supplement. This description will include, where applicable:
•the designation and aggregate number of Units offered;
•the price at which the Units will be offered;
•if other than Canadian dollars, the currency or currency unit in which the Units are denominated;
•the terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
•the number of Securities that may be purchased upon exercise of each Unit and the price at which and currency or currency unit in which that amount of Securities may be purchased upon exercise of each Unit;

•any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and
•any other material terms, conditions and rights (or limitations on such rights) of the Units.
We reserve the right to set forth in a prospectus supplement specific terms of the Units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such Units.

TAXATION
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of Securities offered thereunder, and may also include a discussion of certain United States federal income tax consequences to the extent applicable. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
PLAN OF DISTRIBUTION
We may sell the Securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers or through any other method permitted pursuant to applicable law and described in a prospectus supplement. The Securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell Securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such Securities, including the offering price of the Securities and the proceeds to us, if applicable.
Offers to purchase the Securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Securities from time to time. Any agent involved in the offer or sale of our Securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the Securities being offered by this prospectus, the Securities will be sold to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the Securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Securities to the public. In connection with the sale of the Securities, we or the purchasers of Securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a commercially reasonable efforts basis and a dealer will purchase Securities as a principal, and may then resell the Securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Our Common Stock is listed on the Nasdaq Global Select Market and the TSX, but any other Securities may or may not be listed on a national securities exchange. To facilitate the offering of Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involve the sale by persons participating in the offering of more Securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

EXPENSES

The following is a statement of expenses in connection with the distribution of the Securities registered. all of which shall be borne by our company. All of such fees and expenses, except for the SEC registration fee, are estimates.

Expenses	Amount
SEC registration fee	$15,310
FINRA filing fee	$15,500
Legal and accounting fees and expenses	*
Trustee and transfer agent fees and expenses	*
Printing fees and expenses	*
Miscellaneous fees and expenses	*
Total	*
______________________________
*     Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Certain legal matters relating to the securities offered hereby will be passed upon for us by Latham & Watkins LLP with respect to U.S. legal matters and by Bennett Jones LLP with respect to Canadian legal matters. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPERTS
The consolidated financial statements of Westport Fuel Systems as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

1,600,000 Common Shares

Pre-Funded Warrants to Purchase up to 3,254,369 Common Shares

3,254,369 Common Shares underlying the Pre-Funded Warrants

Prospectus Supplement

Craig-Hallum

June 22, 2026